NEWS RELEASE

AEROFLEX ANNOUNCES FIRST QUARTER FISCAL 2012 RESULTS

PLAINVIEW, New York — November 9, 2011 — Aeroflex Holding Corp. ("Aeroflex") (NYSE: ARX), a leading global provider of high performance microelectronic components, and test and measurement equipment, today announced its financial results for the first quarter of fiscal 2012, which ended September 30, 2011.

Net sales for the first quarter of fiscal 2012 were $154.9 million, marginally lower than the first quarter of fiscal 2011.  AMS sales increased 5.8% to $81.8 million in the first quarter of fiscal 2012, offsetting the sales decline in the ATS business which had net sales of $73.1 million for the first quarter of fiscal 2012.  Non-GAAP operating income and Adjusted EBITDA were $18.4 million and $23.1 million, respectively, in the first quarter of fiscal 2012. For the first quarter, the book-to-bill ratio was greater than 1-to-1.

“Although this was a challenging quarter for Aeroflex, our business model is still well positioned for the future,” said Len Borow, Chief Executive Officer of Aeroflex.  “We are extremely pleased with the continued growth in our AMS business this quarter despite the weakened business environment.  The consistent performance of our AMS business demonstrates the value that our unique intellectual property and strong product portfolio bring to our customers.”  Commenting on Aeroflex’s ATS business, Mr. Borow added, “The headwinds from the difficult macroeconomic environment have proven stronger than we envisioned just a couple of months ago. As a result, we have begun to experience lengthened capital expenditure approval cycles and capital expenditure freezes from many of our wireless test customers resulting in a number of growth opportunities in our wireless test business being pushed out.  We believe we are still well positioned with our market leading products to restart our growth when capital spending returns.” Additionally this quarter, as we did in fiscal 2009 when the economy initially worsened, we have begun to focus on cost reductions and expense management in order to maximize our profitability and cash flow.”

The following tables present selected financial information for the three months ended September 30, 2011 and 2010 prepared in accordance with generally accepted accounting principles (“GAAP”) and on a basis other than GAAP (“Non-GAAP”). The 34% Non-GAAP effective tax rate in the FY 2012 period and 31% in the FY 2011 period result from Aeroflex’s geographic mix of Non-GAAP pre-tax income.  These rates were applied to Aeroflex’s Non-GAAP pre-tax income for the three month periods ended September 30, 2011 and 2010.  A reconciliation between GAAP and Non-GAAP amounts is presented at the end of this press release.

Selected GAAP Results
(In thousands, except percentages and per share data)

	Three Months Ended September 30,
	2011	2010

Net sales	$154,884	$155,931

Gross profit	78,519	79,826
Gross margin	50.7%	51.2%

Operating income	538	3,203

Net income (loss)	$(5,042)	$(5,817)

Net income (loss) per common share - basic	$(0.06)	$(0.09)

Weighted average number of common shares outstanding - basic	84,789	65,000

Selected Non-GAAP Results
(In thousands, except percentages and per share data)

	Three Months Ended September 30,
	2011	2010
Net sales	$154,884	$155,956

Gross profit	78,509	80,630
Gross margin	50.7%	51.7%

Operating income	18,375	25,527

Net income	$6,605	$3,763

Net income per common share - basic	$0.08	$0.06

Weighted average number of common shares outstanding - basic	84,789	65,000

Adjusted EBITDA	$23,145	$30,046

Business Outlook

For the fiscal second quarter ending December 31, 2011, Aeroflex expects net sales to be between $160 million and $170 million, Adjusted EBITDA to be between $26 million and $30 million, and Non-GAAP net income per share to be between $0.10 and $0.13. For the full fiscal year ending June 30, 2012, Aeroflex expects net sales to be between $730 million and $760 million, Adjusted EBITDA to be between $170 million and $180 million, and Non-GAAP net income per share to be between $0.90 and $0.98. The range of expected Non-GAAP net income per share was calculated using a Non-GAAP effective tax rate of 34%.

Non-GAAP Presentation

This press release contains Non-GAAP financial measures that are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures: (i) are not based on any comprehensive set of accounting rules or principles; and (ii) have limitations in that they do not reflect all of the amounts associated with Aeroflex's results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate Aeroflex's results of operations in conjunction with the corresponding GAAP measures.

Aeroflex believes that the presentation of Non-GAAP financial measures, when shown in conjunction with the corresponding GAAP measures, provides useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations because they exclude certain non-cash charges or items that management does not believe are reflective of its ongoing operating results when assessing the performance of its business.

Aeroflex believes that these Non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among its peer companies. However, its peer companies may calculate similar Non-GAAP financial measures differently than Aeroflex, limiting the information’s usefulness as comparative measures.

Webcast and Conference Call Information

Aeroflex will host a live webcast and conference call at 8:15 a.m. eastern standard time on Wednesday, November 9th during which management will discuss the financial results.  To participate in the live webcast, please visit the events page of the website located at http://ir.aeroflex.com. Please plan to join five to ten minutes before the start of the webcast to facilitate a timely connection. If you are unable to participate and would like to hear a replay of the call, an audio replay of the webcast will be available on the Aeroflex website for approximately 90 days or can be accessed telephonically for domestic callers at (888) 286-8010 or internationally at (617) 801-6888 with pass code 33128903.

About Aeroflex

Aeroflex Holding Corp. is a leading global provider of high performance microelectronic components, and test and measurement equipment used by companies in the space, avionics, defense, commercial wireless communications, medical and other markets.

Forward-looking Statements

All statements other than statements of historical fact included in this press release regarding Aeroflex’s business strategy and plans and objectives of its management for future operations are forward-looking statements.  When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements.  Such forward-looking statements are based on the current beliefs of Aeroflex’s management, as well as assumptions made by and information currently available to its management.  Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, adverse developments in the global economy; changes in government spending; dependence on growth in customers’ businesses; the ability to remain competitive in the markets Aeroflex serves; the inability to continue to develop, manufacture and market innovative, customized products and services that meet customer requirements for performance and reliability; any failure of suppliers to provide raw materials and/or properly functioning component parts; the  termination of key contracts, including technology license agreements, or loss of key customers; the inability to protect intellectual property; the failure to comply with regulations such as International Traffic in Arms Regulations and any changes in regulations; the failure to realize anticipated benefits from completed acquisitions, divestitures or restructurings, or the possibility that such acquisitions, divestitures or restructurings could adversely affect Aeroflex; the loss of key employees; exposure to foreign currency exchange rate risks; and terrorist acts or acts of war.   Such statements reflect the current views of management with respect to the future and are subject to these and other risks, uncertainties and assumptions. Aeroflex does not undertake any obligation to update such forward-looking statements.  Any projections in this release are based on limited information currently available to Aeroflex, which is subject to change.  Although any such projections and the factors influencing them will likely change, Aeroflex will not necessarily update the information, since Aeroflex will only provide guidance at certain points during the year.

Contact:
Andrew Kaminsky
Aeroflex Holding Corp.
(516) 752-6401
andrew.kaminsky@aeroflex.com

Aeroflex Holding Corp. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended September 30,
	2011	2010

Net sales	$154,884	$155,931
Cost of sales	76,365	76,105
Gross profit	78,519	79,826

Operating expenses:
Selling, general and administrative costs	37,534	36,703
Research and development costs	24,275	22,158
Amortization of acquired intangibles	15,736	15,963
Restructuring charges	436	1,799
Total operating expenses	77,981	76,623
Operating income	538	3,203

Other income (expense):
Interest expense	(8,574)	(21,238)
Other income (expense), net	(295)	(29)
Total other income (expense), net	(8,869)	(21,267)

Income (loss) before income taxes	(8,331)	(18,064)
Provision (benefit) for income taxes	(3,289)	(12,247)
Net income (loss)	$(5,042)	$(5,817)

Net income (loss) per common share - basic	$(0.06)	$(0.09)

Weighted average number of common shares outstanding - basic	84,789	65,000

Selected Segment Data
(In thousands)
	Three Months Ended September 30,
	2011	2010

Net sales:
Microelectronic solutions ("AMS")	$81,805	$77,305
Test solutions ("ATS")	73,079	78,626
Total net sales	$154,884	$155,931

Gross profit:
AMS	$41,022	$38,719
ATS	37,497	41,107
Total gross profit	$78,519	$79,826

Aeroflex Holding Corp. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30,	June 30,
	2011	2011

Assets
Current assets:
Cash and cash equivalents	$57,486	$66,278
Accounts receivable, less allowance for doubtful accounts of $1,080 and $1,210	143,182	168,141
Inventories	195,031	186,370
Deferred income taxes	51,800	51,855
Prepaid expenses and other current assets	13,519	10,044
Total current assets	461,018	482,688

Property, plant and equipment, net of accumulated depreciation of $88,714 and $82,581	101,202	105,162
Deferred financing costs, net	14,869	15,289
Other assets	30,050	29,000
Intangible assets with definite lives, net	166,902	183,614
Intangible assets with indefinite lives	113,961	114,730
Goodwill	463,137	465,443

Total assets	$1,351,139	$1,395,926

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$7,635	$7,635
Accounts payable	28,268	48,737
Advance payments by customers and deferred revenue	24,350	25,859
Income taxes payable	1,198	8,371
Accrued payroll expenses	22,106	22,063
Accrued expenses and other current liabilities	43,826	45,772
Total current liabilities	127,383	158,437

Long-term debt	715,938	717,750
Deferred income taxes	116,756	117,150
Defined benefit plan obligations	5,492	5,539
Other long-term liabilities	13,773	13,526
Total liabilities	979,342	1,012,402

Stockholders' equity:
Preferred stock, par value $.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $.01 per share; 300,000,000 shares authorized; 84,789,180 shares issued and outstanding	848	848
Additional paid-in capital	644,955	644,262
Accumulated other comprehensive income (loss)	(39,914)	(32,536)
Accumulated deficit	(234,092)	(229,050)
Total stockholders' equity	371,797	383,524

Total liabilities and stockholders' equity	$1,351,139	$1,395,926

Aeroflex Holding Corp. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$(5,042)	$(5,817)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	20,974	20,886
Deferred income taxes	394	(13,305)
Share-based compensation	600	513
Amortization of deferred financing costs	502	1,193
Paid in kind interest	-	2,434
Other, net	426	905
Change in operating assets and liabilities, net of effects from purchases of businesses:
Decrease (increase) in accounts receivable	23,582	16,607
Decrease (increase) in inventories	(10,774)	(11,964)
Decrease (increase) in prepaid expenses and other assets	(2,249)	(3,165)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(29,582)	(855)
Net cash provided by (used in) operating activities	(1,169)	7,432

Cash flows from investing activities:
Payments for purchase of businesses, net of cash acquired	-	(19,185)
Capital expenditures	(4,713)	(4,708)
Other, net	4	438
Net cash provided by (used in) investing activities	(4,709)	(23,455)

Cash flows from financing activities:
Debt repayments	(1,812)	(21,458)
Deferred financing costs	(82)	-
Net cash provided by (used in) financing activities	(1,894)	(21,458)
Effect of exchange rate changes on cash and cash equivalents	(1,020)	1,948
Net increase (decrease) in cash and cash equivalents	(8,792)	(35,533)
Cash and cash equivalents at beginning of period	66,278	100,663

Cash and cash equivalents at end of period	$57,486	$65,130

Aeroflex Holding Corp. and Subsidiaries
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income
(In thousands)

	Three Months Ended September 30,
	2011	2010
Operating income - GAAP	$538	$3,203
Amortization of acquired intangibles	15,736	15,963
Impact of purchase accounting adjustments	70	947
Financial sponsor fees	-	715
Restructuring costs and related pro forma savings (a)	436	3,238
Share-based compensation	600	513
Other adjustments	995	948
Operating income - non-GAAP	$18,375	$25,527

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income
(In thousands)

	Three Months Ended September 30,
	2011	2010
Net income (loss) - GAAP	$(5,042)	$(5,817)
Amortization of acquired intangibles	15,736	15,963
Impact of purchase accounting adjustments	70	947
Financial sponsor fees	-	715
Restructuring costs and related pro forma savings (a)	436	3,238
Share-based compensation	600	513
Amortization of deferred financing costs	502	1,193
Other adjustments	995	948
Tax impact of adjustments	(6,692)	(13,937)
Net income - non-GAAP	$6,605	$3,763

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(In thousands)

	Three Months Ended September 30,
	2011	2010
Net income (loss) - GAAP	$(5,042)	$(5,817)
Interest expense	8,574	21,238
Provision (benefit) for income taxes	(3,289)	(12,247)
Depreciation and amortization	20,974	20,886
EBITDA	21,217	24,060

Non-cash purchase accounting adjustments	-	655
Financial sponsor fees	-	715
Restructuring costs and related pro forma savings (a)	436	3,238
Share-based compensation	600	513
Other defined items (b)	892	865
Adjusted EBITDA (c)	$23,145	$30,046

a)
Primarily reflects costs associated with the reorganization of our European operations and consolidation of certain of our U.S. component facilities. Pro forma savings reflect the costs that we estimate would have been eliminated during the fiscal year in which a restructuring occurred had the restructuring occurred as of the first day of that fiscal year.

b)
Reflects other adjustments required in calculating our debt covenant compliance. These other defined items include pro forma EBITDA for periods prior to the acquisition dates for companies acquired during the respective fiscal year, increase in fair value of acquisition contingent consideration liability and business acquisition expenses.

c)
Pro forma savings of $1.4 million were applicable to the three months ended September 30, 2010 and relate to restructuring activities recorded throughout fiscal 2011.  The impact of these savings, when combined with $196,000 of other adjustments, totaled $1.6 million and were not reflected in our Adjusted EBITDA as reported in our September 30, 2010 Form 10-Q.